Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-136109, 333-16905, 333-22749, 333-96393, 333-38626, 333-99749, 333-99751) of Forrester Research, Inc. of our reports dated March 12, 2010 relating to the consolidated financial statements and the effectiveness of Forrester Research, Inc.’s internal control over financial reporting, which appear in this
Form 10-K.
/s/ BDO Seidman, LLP
Boston, Massachusetts
March 12, 2010